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Exhibit 21.1


                                  Subsidiaries


The Company's principal wholly owned subsidiaries at December 31, 1999 were as follows:


COMPANY                             COUNTRY OF INCORPORATION  PRINCIPAL ACTIVITY

Cronos Containers Limited*          UK                        Container leasing management and
                                                                  administration

Cronos Containers N.V.*             Netherlands Antilles      Container management, financing and
                                                                  administration

Cronos Capital Corp.                USA                       General Partner and limited
                                                              partnership administration

Cronos Securities Corp.             USA                       Securities broking

Cronos Containers Inc.              USA                       Administration and marketing - USA

Cronos Containers PTE Limited*      Singapore                 Administration and marketing - Singapore

Cronos Containers Pty Limited*      Australia                 Administration and marketing - Australia

Cronos Containers S.r.l             Italy                     Administration and marketing -
                                                              Southern Europe and container investment

Cronos Containers (Hong Kong)                                 Administration and marketing - Hong
Limited*                            Hong Kong                 Kong and Australasia

Cronos Container Leasing GmbH       Germany                   Administration and marketing - Germany

Cronos Containers (Leasing) N.V.*   Netherlands Antilles      Container management, financing and administration

Cronos Equipment (Jersey) Ltd*      Jersey                    Container Investment

Cronos Equipment S.A.*              Liberia                   Container Investment

Cronos Equipment (Bermuda) Ltd*     Bermuda                   Container Investment

Cronos Finance (Bermuda) Ltd*       Bermuda                   Container Investment

Cronos Equipment Limited            UK                        Administration and container investment

Advanced Property Services Limited  UK                        Property investment

C G Finance B.V.                    Netherlands               Financing


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


Cronos Management N.V.*             Netherlands Antilles      Holding Company and provision of
                                                              Executive services

Cronos Containers Scandinavia AB    Sweden                    Intermodal equipment management

Intermodal Leasing AB               Sweden                    Intermodal equipment management

Cronos Containers (Cayman) Ltd.*    Cayman Islands            Container Investment

Cronos Holdings Investments Inc.*   USA                       Holding Company

C G Finance B.V.                    Netherlands               Financing

* Denotes companies owned directly by the Company. All the other companies are owned indirectly.


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